INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-54398, 33-78348, 333-07515, 333-43547, 333-56697 and 333-32118 on Form S-8
and Nos. 333-60925 and 333-96369 on Form S-3 of Metretek Technologies, Inc. (f.k.a. Marcum Natural Gas Services, Inc.) of our report dated March 17, 2000 appearing in this Annual Report on Form 10-KSB of Metretek Technologies, Inc. for the year ended December 31, 1999.





DELOITTE & TOUCHE LLP

Denver, Colorado
March 28, 2000